Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Julia Hallisey

Investor Relations

Tel: +1-203-504-1063
Aircastle Announces Third Quarter 2008 Results
Third Quarter Highlights
•	Total revenues of $144.5 million and net income of $23.6 million, or $0.30 per diluted share

•	Adjusted net income[1] of $35.0 million, or $0.45 per diluted share in Q3 2008

•	Adjusted net income plus depreciation[1] of $87.0 million, or $1.12 per diluted share

•	Closed a $206.6 million, five year term debt facility for a portfolio of nine aircraft

•	Weighted average fleet utilization during Q3 2008 was 99%
Financial Results
Stamford, CT. November 7, 2008 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported third quarter total revenues of $144.5 million and net income of $23.6 million, or $0.30 per diluted share. Adjusted net income for the third quarter was $35.0 million, or $0.45 per diluted share, and excludes charges related to certain interest rate swap agreements and gains on aircraft sales.
Third quarter total revenues of $144.5 million increased 37.2% over third quarter 2007. Lease rental revenue was up 39.8%, driven by growth in flight equipment held for lease, and includes $5.4 million of maintenance revenues related to lease expirations during the quarter. Adjusted net income grew 6.3% year over year and again reflects the growth in our flight equipment held for lease and excludes gains on aircraft sales of $0.8 million and charges related to certain interest rate swap agreements of $12.2 million.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Year to date total revenues were $424.8 million and adjusted net income for the nine months ended September 30, 2008 was $104.2 million, or $1.34 per diluted share, and excludes net gains from asset sales of $5.9 million and charges of $19.6 million related to certain interest rate swap agreements and deferred financing fee write-offs.
“Our performance during the third quarter was solid, despite a deterioration in market conditions over the past three months,” commented CEO Ron Wainshal. “From the outset, we built Aircastle to weather the inevitable downturns in this industry with a top notch, experienced team, a diversified portfolio of high utility aircraft and a conservative capital structure.”
CFO Mike Inglese added, “The $207 million term financing facility we completed during the third quarter, combined with an executed sales agreement for one aircraft, means our entire fleet is financed until 2013. Also, during the past quarter adjusted net income plus depreciation was $87 million as we continue to produce strong operating performance from our fleet.”
Aviation Assets
As of September 30, 2008 Aircastle owned aviation assets having a net book value of $4.0 billion, including 133 aircraft.

Owned Aircraft as
of
September 30,
2008(A)
116 Passenger Aircraft	73%
17 Freighter Aircraft	27%
Number of Lessees	58
Number of Countries	33
Weighted Average Remaining Lease Term (years)	5.4
Percentage of Aircraft Leased Outside U.S	91%
Percentage of “Latest Generation” Aircraft - Portfolio	87%
Percentage of “Latest Generation” Aircraft - Freighters	92%
Weighted Average Fleet Utilization during Q3 2008	99%

(A)	Percentages and weighted averages calculated using net book value.
During the third quarter, Aircastle placed on lease both aircraft that had been off-lease as of June 30, 2008. In addition, Aircastle sold two Boeing 757-200 aircraft, recording a net gain of $0.8 million during the quarter.
Also during the third quarter, one of Aircastle’s customers, Futura International Airways ceased operations and the Company obtained possession of its two aircraft, a Boeing 737-300 and a

Boeing 737-400. Aircastle signed a lease commitment for one aircraft and has a letter of intent to lease the other aircraft. On October 29, 2008, Sterling Airlines A/S ceased operations and filed for bankruptcy in Denmark. The bankruptcy trustees indicated they are preparing to return the seven Boeing 737-700 aircraft to Aircastle and the Company has been actively marketing these aircraft for lease.
Capital Markets Activity
On September 23, 2008, Aircastle announced that a wholly-owned subsidiary of Aircastle Limited entered into and funded a five year, $206.6 million senior secured term loan on a portfolio of nine aircraft. The facility was arranged by DVB Bank AG acting as Sole Bookrunner and was fully underwritten by DVB Bank AG. Proceeds from the financing were used to repay related outstanding amounts for the aircraft under Aircastle’s existing credit facilities.
Form 8-K and Notification of Late Filing
The Company filed a Current Report on Form 8-K today, describing management’s determination that the Company’s previously filed consolidated statements of cash flows should be restated to (a) eliminate certain non-cash activities related to maintenance payments, security deposits and advance lease rentals from the operating and investing activity sections and (b) reclassify certain maintenance payments and security deposits from operating activities to financing activities.
This restatement will not change our previously reported consolidated balance sheets or consolidated statements of income, including net income, earnings per share or shareholders’ equity, for any period, and will not change our cash balances. Additionally, this restatement will not alter our previously reported net change in cash and cash equivalents in the consolidated statements of cash flows for all periods.
Separately, the Company has filed a Form 12b-25 with the Securities and Exchange Commission in order to extend the time for filing its Quarterly Report on Form 10-Q for September 30, 2008. The Company intends to file Quarterly Reports on Forms 10-Q/A for March 31, 2008 and June 30, 2008 and the Annual Report on Form 10-K/A for December 31, 2007 to reflect the restatement referred to above, and to file its Quarterly Report on Form 10-Q for September 30, 2008, shortly.
Non-GAAP Information
Aircastle discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:
•	EBITDA

•	Adjusted net income

•	Adjusted net income plus depreciation

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, November 7, 2008 at 12:00 P.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. Presentation slides for the conference call will also be posted to the Investors section of the Aircastle Limited website in advance of the call. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Third Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, November 14, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “68123844.”
About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2008 Aircastle’s aircraft portfolio consisted of 133 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 58 lessees located in 33 countries.
Safe Harbor
     Certain items in this press release, and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, issue aircraft lease-backed securities or raise other long-term debt, pay dividends, extend, modify or replace existing financing and increase revenues, earnings and EBITDA. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “predict(s),” “believe(s),” “may,” ''will,” “would,” “could,” ''should,” “seek(s),” “estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged financial markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs and our pre-delivery payment obligations and other aircraft acquisition commitments; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; our ability to acquire aircraft at attractive prices and to raise or borrow capital at attractive rates to fund future aircraft acquisitions; our ability to find new ways to raise capital, including managing investment funds or other entities; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; a continuing economic slow-down, high or volatile fuel prices, lack of access to capital and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; interest rate fluctuations; margin calls and termination payments on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission ( the “SEC”), including as described in Item 1A. “Risk Factors” as previously disclosed in Aircastle’s 2007 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	September 30,
	2007	2008
		(unaudited)
ASSETS
Cash and cash equivalents	$13,546	$77,034
Accounts receivable	4,957	6,115
Debt investments	113,015	19,618
Restricted cash and cash equivalents	161,317	308,996
Flight equipment held for lease, net of accumulated depreciation of $189,737 and $335,840	3,807,116	4,004,849
Aircraft purchase deposits and progress payments	245,331	99,994
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,335 and $1,870	1,391	1,221
Other assets	80,969	67,803

Total assets	$4,427,642	$4,585,630

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings under credit facilities	$798,186	$113,331
Borrowings from securitizations and term debt financings	1,677,736	2,585,396
Accounts payable, accrued expenses and other liabilities	65,967	77,913
Dividends payable	55,004	19,655
Lease rentals received in advance	31,016	28,012
Repurchase agreements	67,744	—
Security deposits	74,661	70,838
Maintenance payments	208,363	257,916
Fair value of derivative liabilities	154,388	126,283

Total liabilities	3,133,065	3,279,344

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,574,657 shares issued and outstanding at December 31, 2007; and 78,622,011 shares issued and outstanding at September 30, 2008	786	786
Additional paid-in capital	1,468,140	1,471,749
Dividends in excess of earnings	(48,960)	(17,350)
Accumulated other comprehensive loss	(125,389)	(148,899)

Total shareholders’ equity	1,294,577	1,306,286

Total liabilities and shareholders’ equity	$4,427,642	$4,585,630

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Revenues:
Lease rentals	$102,863	$143,792	$252,147	$421,710
Interest income	2,367	628	7,683	2,533
Other revenue	34	34	553	562

Total revenues	105,264	144,454	260,383	424,805

Expenses:
Depreciation	34,980	52,020	84,378	151,840
Interest, net	27,074	54,112	63,151	146,442
Selling, general and administrative	8,380	11,641	27,324	34,484
Other expense	503	891	1,264	2,133

Total operating expenses	70,937	118,664	176,117	334,899

Other income (expense):
Gain on sale of aircraft	—	772	—	5,898
Other	—	(1,673)	1,154	(590)

Total other income (expense)	—	(901)	1,154	5,308

Income from continuing operations before income taxes	34,327	24,889	85,420	95,214
Income tax provision	1,857	1,315	4,935	4,662

Income from continuing operations	32,470	23,574	80,485	90,552
Earnings from discontinued operations, net of income taxes	—	—	11,594	—

Net income	$32,470	$23,574	$92,079	$90,552

Basic earnings per share:
Income from continuing operations	$0.49	$0.30	$1.26	$1.16
Earnings from discontinued operations, net of income taxes	—	—	0.18	—

Net income per share	$0.49	$0.30	$1.44	$1.16

Diluted earnings per share:
Income from continuing operations	$0.49	$0.30	$1.25	$1.16
Earnings from discontinued operations, net of income taxes	—	—	0.18	—

Net income per share	$0.49	$0.30	$1.43	$1.16

Dividends declared per share	$0.65	$0.25	$1.75	$0.75

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2007	2008	Change	2007	2008	Change

Revenues	$105,264	$144,454	37.2%	$260,382	$424,805	63.1%

Annualized month end lease rental run rate at period end	$434,394	$543,292	25.1%	$434,394	$543,292	25.1%

EBITDA	$93,140	$129,240	38.8%	$226,276	$386,567	70.8%

Adjusted net income	$32,939	$35,019	6.3%	$80,757	$104,229	29.1%
Basic earnings per share	$0.49	$0.45	-8.2%	$1.26	$1.34	6.3%
Diluted earnings per share	$0.49	$0.45	-8.2%	$1.26	$1.34	6.3%

Adjusted net income plus depreciation	$67,919	$87,039	28.2%	$165,896	$256,069	54.4%
Basic earnings per share	$1.02	$1.12	9.8%	$2.59	$3.29	27.0%
Diluted earnings per share	$1.02	$1.12	9.8%	$2.58	$3.29	27.5%

Basic shares outstanding	66,590	77,768	16.8%	64,031	77,744	21.4%
Diluted shares outstanding	66,814	77,871	16.5%	64,259	77,814	21.1%
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Net income	$32,470	$23,574	$92,079	$90,552
Depreciation	34,980	52,020	84,378	151,840
Amortization of lease premiums (discounts)	(3,241)	(1,781)	(6,673)	(6,929)
Interest, net	27,074	54,112	63,151	146,442
Income tax provision	1,857	1,315	4,935	4,662
Earnings from discontinued operations, net of income taxes	—	—	(11,594)	—

EBITDA	$93,140	$129,240	$226,276	$386,567

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Net income	$32,470	$23,574	$92,079	$90,552
Ineffective portion and termination of cash flow hedges(1)	469	10,545	51	17,575
Write-off of deferred financing fees(1)	—	—	—	813
Mark to market and termination of interest rate swaps(2)	—	1,672	(1,154)	942
Loss on sale of debt investments(2)	—	—	—	245
Gain on sale of flight equipment(3)	—	(772)	(10,219)	(5,898)

Adjusted net income	32,939	35,019	80,757	104,229

Depreciation	34,980	52,020	84,378	151,840
Depreciation included in discontinued operations	—	—	761	—

Adjusted net income plus depreciation	$67,919	$87,039	$165,896	$256,069

(1)	Included in Interest, net

(2)	Included in Other income

(3)	2008 amounts included in Other income; 2007 amounts included in Discontinued Operations
We adjust net income for ineffective portion and termination of cash flow hedges, write-off of deferred financing fees, mark to market and termination of interest rate swaps, loss on sale of debt investments and gain on sale of flight equipment. We use adjusted net income to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance net of non-recurring items.
We use adjusted net income plus depreciation to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.